UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

Salamander Innisbrook, LLC

(Exact name of Registrant as Specified in Its Charter)

Florida	333-147447	26-0442888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36750 US Highway 19 North
Palm Harbor, Florida		34684
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 942-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2026, Salamander Innisbrook, LLC (the “Company”) and its wholly owned subsidiary, Salamander Innisbrook Condominium, LLC (collectively, the “Seller”), entered into an Agreement for Sale and Purchase of Innisbrook Resort and Certain Condominiums (the “Purchase Agreement”) with Concert Innisbrook, LLC and CGP Innisbrook, LLC (collectively, the “Purchaser”), to sell the Innisbrook Resort and Golf Club, three condominium units and related assets for $19.8 million in cash (subject to prorations and adjustments) and the assumption of certain liabilities. An additional $720,000 is payable at closing if a separate purchase agreement for Golf Host Securities, Inc. has not been executed by closing through no fault of the Seller or has been terminated before closing under circumstances triggering that payment.

On October 30, 2026, the Purchaser deposited $1.0 million in earnest money into escrow, which deposit is nonrefundable except as provided in the Purchase Agreement and will be credited against the purchase price at closing. The sale is on an “as-is, where-is” basis and excludes approximately 34 acres and related entitlements retained by the Company or an affiliate for future development.

Subject to applicable qualifications and waivers, the closing is subject to customary closing conditions for a transaction of this type, including performance of the parties’ respective obligations, accuracy of representations and warranties, obtaining certain required consents (or deemed consents) to assignment, certain title insurance requirements, and agreement on a development agreement and lease for the retained acreage. The Purchase Agreement includes termination rights and permits separate closings or deferred conveyances in specified circumstances.

The Company expects closing to occur on or prior to December 31, 2026, subject to satisfaction or waiver of the applicable closing conditions and permitted extensions, and expects its outstanding Truist Bank loan to be repaid in full at closing. There can be no assurance that the sale will close on the anticipated timetable or at all.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Salamander Innisbrook, LLC

Date:	November 3, 2026	By:	/s/ Dale Pelletier
Dale Pelletier Chief Financial Officer

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